THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.


                      SERIES A PREFERRED STOCK CERTIFICATE

No. A-                                                                    Shares
      --                                                       ----------

                                    RTI INC.

             (Incorporated under the laws of the State of New York)


     THIS IS TO CERTIFY THAT
                             ---------------------------------------------------

is the registered owner of
                           -----------------------------------------------------

fully paid and nonassessable shares of Series A Preferred Stock, $.05 par value,

of RTI INC., transferable on the books of the Corporation by the registered owner in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

     WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

                                             -----------------------------------
                                             Theo W. Muller
                                             President

[SEAL]

                                             -----------------------------------
                                             R. Stephen Maico
                                             Secretary






The Corporation will furnish to any shareholder, upon request and without charge, a full statement of the designations, relative rights, preferences and limitations of each series of preferred shares so far as the same have been fixed and the authority of the board of directors of the Corporation to designate and fix the relative rights, preferences and limitations of other series of preferred shares.

                           NOTICE TO CONVERT SHARES OF
                            SERIES A PREFERRED STOCK


          The undersigned, being the registered holder of shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") of RTI Inc. (the "Corporation") hereby irrevocably elects to convert all the shares of Series A Preferred Stock registered in such holder's name into shares of Common Stock, par value $.08 per share (the "Common Stock"), of the Corporation, in accordance with the terms of the Series A Preferred Stock, and directs that the certificate for the shares of Common Stock issuable and deliverable upon such conversion be issued and delivered to the name of the registered holder.



Date:
      ------------------




                                             [Name of Holder}



                                             By:
                                                ---------------------------